Exhibit 99.1

UNAUDITED PRO FORMA CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
FOR HARLAND CLARKE HOLDINGS CORP.

On August 16, 2013, Harland Clarke Holdings Corp. (the "Company"), an indirect, wholly owned subsidiary of MacAndrews & Forbes Holdings Inc. ("MFH"), completed the sale of all of the outstanding shares of capital stock of each of Harland Financial Solutions, Inc., Harland Financial Solutions Worldwide Limited and Harland Israel Ltd. (collectively, "HFS") to Spoke Acquisition, Inc. ("Acquirer I") and D+H S.a r.l. ("Acquirer II", collectively with Acquirer I, the "Buyer") (the "Transaction"), pursuant to the terms of the previously disclosed Stock Purchase Agreement, dated July 23, 2013, by and among the Company, Acquirer I, D+H Ltd., MFH and Davis + Henderson Corporation (the "Stock Purchase Agreement"). The rights and obligations of D+H Ltd. under the Stock Purchase Agreement were assigned to Acquirer II on August 13, 2013 pursuant to the terms and conditions of the Stock Purchase Agreement. The consideration received by the Company in the Transaction was approximately $1.2 billion in cash.
As a result of the closing of the Transaction, each of the entities comprising of HFS ceased to be a subsidiary of the Company and, therefore, each of the entities comprising HFS was released from its obligations under the following existing facilities of the Company, including the collateral and security documents related thereto: (i) the Credit Agreement, dated as of February 20, 2013, with Citibank, N.A., as administrative agent and collateral agent, (ii) the Credit Agreement, dated as of April 4, 2007 (as amended) with Credit Suisse (AG), Cayman Islands Branch, as administrative agent and collateral agent, (iii) the Indenture, dated as of July 24, 2012 (as amended), with Wells Fargo Bank, N.A., as trustee, and (iv) the Indenture, dated as of May 1, 2007 (as amended), with Wells Fargo Bank, N.A., as trustee.
The foregoing description of the Stock Purchase Agreement does not purport to be complete and is qualified in its entirety by reference to the Stock Purchase Agreement, a copy of which was previously filed with the Securities and Exchange Commission by the Company in its Current Report on Form 8−K, filed on July 24, 2013, and is incorporated herein by reference as Exhibit 2.1.
The unaudited pro forma condensed consolidated financial information shown below is based on historical consolidated financial statements of the Company. The unaudited pro forma financial information presented reflects the estimated pro forma effect of the Transaction on the Company.
The unaudited pro forma condensed consolidated financial information is comprised of:

•	An unaudited pro forma condensed consolidated balance sheet as of June 30, 2013, giving effect to the Transaction as if it occurred as of June 30, 2013.

•
Unaudited pro forma condensed consolidated statements of operations for the six months ended June 30, 2013 and for the year ended December 31, 2012, giving effect to the Transaction as if it occurred on January 1, 2013 and 2012, respectively.

•	Notes to unaudited pro forma condensed consolidated financial statements.
The unaudited pro forma condensed consolidated financial statements include specific assumptions and adjustments related to the Transaction. These pro forma adjustments have been made to illustrate the anticipated financial effect of the Transaction on the Company. The adjustments are based upon available information and assumptions that the Company believes are reasonable as of the date of this filing. However, actual adjustments may differ materially from the information presented. Assumptions underlying the pro forma adjustments are described in the accompanying notes, which should be read in conjunction with the unaudited pro forma condensed consolidated financial statements. The unaudited pro forma condensed consolidated financial statements, including notes thereto, should be read in conjunction with the historical financial statements of the Company and notes thereto included in the Company's Annual Report on Form 10-K for the year ended December 31, 2012 and the Company's Quarterly Report on Form 10-Q for the quarterly period ended June 30, 2013.
The unaudited pro forma condensed consolidated financial information presented herein is for informational purposes only. It is not intended to represent or be indicative of the consolidated results of operations or financial position that would have been reported had the Transaction been completed as of the dates presented. The information is not representative of future results of operations or financial position. However, pro forma adjustments reflected in the accompanying unaudited pro forma condensed consolidated financial information reflect estimates and assumptions that the Company's management believes to be reasonable.

Harland Clarke Holdings Corp. and Subsidiaries
Unaudited Pro Forma Condensed Consolidated Balance Sheet
as of June 30, 2013
(Dollars in millions)

	As Reported	Pro Forma Adjustments		Pro Forma
ASSETS
Cash and cash equivalents	$84.6	$1,178.3	(1)	$1,262.9
Accounts receivable, net	150.5	(43.8)		106.7
Inventories	36.4	(0.5)		35.9
Income taxes receivable	23.2	—		23.2
Notes receivable - related party	30.0	—		30.0
Deferred tax assets	45.1	(9.4)		35.7
Prepaid expenses and other current assets	67.6	(12.2)		55.4
Total current assets	437.4	1,112.4		1,549.8

Property and equipment, net	183.5	(20.3)		163.2
Goodwill	765.6	(282.6)		483.0
Intangible assets, net	1,501.9	(287.7)		1,214.2
Contract acquisition payments, net	22.5	(0.2)		22.3
Other assets	87.9	(28.3)		59.6
Total assets	$2,998.8	$493.3		$3,492.1

LIABILITIES AND STOCKHOLDER'S (DEFICIT) / EQUITY
Accounts payable	$47.7	$(6.5)		$41.2
Deferred revenues	135.5	(86.3)		49.2
Current maturities of long-term debt	89.9	—		89.9
Salaries, wages and employee benefits	57.7	(16.3)		41.4
Income and other taxes payable	12.1	346.3	(2)	358.4
Customer incentives	53.2	(0.2)		53.0
Payable to parent	0.3	—		0.3
Other current liabilities	53.1	(3.7)		49.4
Total current liabilities	449.5	233.3		682.8

Long-term debt	1,847.7	—		1,847.7
Deferred tax liabilities	578.0	(102.2)		475.8
Deferred revenues	56.3	(20.1)		36.2
Other liabilities	68.0	(2.6)		65.4
Total liabilities	2,999.5	108.4		3,107.9

Stockholder's (deficit) / equity	(0.7)	384.9	(3)	384.2

Total liabilities and stockholder's equity / (deficit)	$2,998.8	$493.3		$3,492.1

(See introduction and accompanying notes to the unaudited pro forma condensed consolidated financial statements)

Harland Clarke Holdings Corp. and Subsidiaries
Unaudited Pro Forma Condensed Consolidated Statements of Operations
Year Ended December 31, 2012
(Dollars in millions)

	As Reported	Pro Forma Adjustments(4)	Pro Forma

Net revenues	$1,668.9	$(253.7)	$1,415.2
Cost of revenues	1,058.4	(126.6)	931.8
Gross profit	610.5	(127.1)	483.4
Selling, general and administrative expenses	389.7	(103.9)	285.8
Revaluation of contingent consideration	(0.6)	0.6	—
Asset impairment charges	1.7	(0.1)	1.6
Restructuring costs	18.9	(0.4)	18.5
Operating income	200.8	(23.3)	177.5
Interest expense, net	(220.7)	—	(220.7)
Loss on early extinguishment of debt	(34.2)	—	(34.2)
Loss from equity investment	(0.1)	—	(0.1)
Other expense	(0.2)	—	(0.2)
(Loss) income before income taxes	(54.4)	23.3	(77.7)
(Benefit) provision for income taxes	(19.4)	8.8	(28.2)
Net (loss) income	$(35.0)	$14.5	$(49.5)

(See introduction and accompanying notes to the unaudited pro forma condensed consolidated financial statements)

Harland Clarke Holdings Corp. and Subsidiaries
Unaudited Pro Forma Combined Statements of Operations
Six Months Ended June 30, 2013
(Dollars in millions)

	As Reported	Pro Forma Adjustments(4)	Pro Forma

Net revenues	$866.8	$(160.0)	$706.8
Cost of revenues	504.6	(63.8)	440.8
Gross profit	362.2	(96.2)	266.0
Selling, general and administrative expenses	191.2	(55.0)	136.2
Asset impairment charges	0.9	—	0.9
Restructuring costs	13.3	—	13.3
Operating income	156.8	(41.2)	115.6
Interest expense, net	(111.4)	—	(111.4)
Loss on early extinguishment of debt	(61.0)	—	(61.0)
Loss from equity investment	(0.4)	—	(0.4)
(Loss) income before income taxes	(16.0)	41.2	(57.2)
(Benefit) provision for income taxes	(7.2)	14.9	(22.1)
Net (loss) income	$(8.8)	$26.3	$(35.1)

(See introduction and accompanying notes to the unaudited pro forma condensed consolidated financial statements)

Harland Clarke Holdings Corp.
Notes to Unaudited Pro Forma Condensed Consolidated Financial Statements
(Dollars in millions)

Note 1.    Basis of Presentation

The unaudited pro forma financial information of Harland Clarke Holdings Corp. (the "Company") is presented to illustrate the effect on the historical financial position and operating results of the Company from the Company's August 16, 2013 disposition of the Company's Harland Financial Solutions business unit ("HFS") through the sale of all the issued and outstanding shares of capital stock of each of Harland Financial Solutions, Inc., Harland Financial Solutions Worldwide Limited and Harland Israel Ltd. (each of which is a wholly owned indirect subsidiary of the Company) (the "Transaction"). The unaudited pro forma balance sheet of the Company as of June 30, 2013 is based on the historical unaudited consolidated balance sheet of the Company as of June 30, 2013 as reported on the Company's Quarterly Report on Form 10-Q for the quarterly period ended June 30, 2013, after giving effect to the Transaction as if it had occurred as of June 30, 2013. The unaudited condensed consolidated pro forma statement of operations for the quarterly period ended June 30, 2013 is based on the historical unaudited consolidated statement of operations for the Company for the six months ended June 30, 2013 as reported on the Company's Quarterly Report on Form 10-Q for the quarterly period ended June 30, 2013, after giving effect to the Transaction as if it had occurred on January 1, 2013. The unaudited pro forma condensed consolidated statement of operations for the year ended December 31, 2012 is based on the historical consolidated statement of operations of the Company for the year ended December 31, 2012 as reported on the Company's Annual Report on Form 10-K for the period ended December 31, 2012, after giving effect to the Transaction as if it had occurred on January 1, 2012.

The unaudited pro forma condensed consolidated financial statements include specific assumptions and adjustments related to the Transaction. These pro forma adjustments have been made to illustrate the anticipated financial effect of the Transaction on the Company. The adjustments are based upon available information and assumptions that the Company believes are reasonable as of the date of this filing. However, actual adjustments may differ materially from the information presented. Assumptions underlying the pro forma adjustments are described in the accompanying notes, which should be read in conjunction with the unaudited pro forma condensed consolidated financial statements. The unaudited pro forma condensed consolidated financial statements, including notes thereto, should be read in conjunction with the historical financial statements of the Company and notes thereto included in the Company's Annual Report on Form 10-K for the year ended December 31, 2012 and the Company's Quarterly Report on Form 10-Q for the quarterly period ended June 30, 2013.

The unaudited pro forma condensed consolidated financial information presented herein is for information purposes only. It is not intended to represent or be indicative of the consolidated results of operations or financial position that would have been reported had the Transaction been completed as of the dates presented. The information is not representative of future results of operations or financial position. However, pro forma adjustments reflected in the accompanying unaudited pro forma condensed consolidated financial information reflect estimates and assumptions that the Company's management believes to be reasonable.

Note 2.     Pro Forma Adjustments

The unaudited pro forma condensed consolidated balance sheet as of June 30, 2013 reflects the following adjustments

(1)
Reflects the following (a) proceeds from the Transaction of $1,196.9, including the effects of a working capital adjustment pursuant to terms of the Stock Purchase Agreement, (b) the payment of Transaction-related expenses, including bonus payments to management, legal, accounting and advisory fees and other expenses totaling $12.4, (c) the payment of other accruals totaling $2.4 and (d) $3.8 of cash that remained on the balance sheet of HFS at the closing of the Transaction.

(2)
Reflects estimated taxes payable on the gain on the Transaction, net of certain transaction costs and $1.0 of tax liabilities eliminated in connection with the Transaction. The Company's estimate of the amount may change due to various factors, some of which are not able to be determined as of the date hereof (including, without limitation, various amounts that will be ascertained as of the closing of the Company's third fiscal quarter).

(3)
Reflects an estimated $835.5 of after-tax gain on the Transaction, net of certain transaction costs and net of a $450.6 reduction in stockholder equity in connection with the Transaction. The Company's estimate of the amount of after-tax gain may change due to various factors, some of which are not able to be determined as of the date hereof (including, without limitation, various amounts that will be ascertained as of the closing of the Company's third fiscal quarter).

The unaudited pro forma condensed consolidated statement of operations for the six months ended June 30, 2013 and for the year ended December 31, 2012 reflects the following adjustments

(4)	Reflects the Transaction. Also reflects elimination of transaction costs of $1.0 related to the Transaction in the six months ended June 30, 2013.